UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 16, 2006

Kansas City Southern
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-4717	44-0663509
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

427 West 12th Street, Kansas City, Missouri		64105
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	816-983-1303

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The Commentary to Section 303A.03 of the New York Stock Exchange ("NYSE") Listed Company Manual requires each listed company to disclose in its proxy statement either the name of the director chosen to preside at executive sessions of non-management directors or, if the same individual is not the presiding director at all executive sessions, the procedure by which a presiding director is selected for each executive session.

Kansas City Southern (the "Company"), on an informal basis, notified the NYSE on May 16, 2006, that it inadvertently failed to identify the director who presides over executive sessions of non-management directors in its proxy statement dated April 11, 2006. Also on May 16, 2006, the NYSE advised the Company of alternative methods for curing the non-compliance, including the filing of a Current Report on Form 8-K with the required disclosure.

At each annual meeting of the Company's Board of Directors, the non-management directors select one independent director to serve as the presiding director. If the presiding director is not present at any meeting of non-management or independent directors, the independent directors select from among themselves one individual to chair that meeting. At an executive session of the annual meeting of the Company's Board of Directors held on May 3, 2006, the non-management directors selected Thomas A. McDonnell to serve as the presiding director until the next annual meeting of the Company's Board of Directors.

Although the Company does not believe that its failure to specify in its Proxy Statement the identity of its presiding director is material, the Company is correcting its noncompliance by filing this Current Report on Form 8-K with the Securities and Exchange Commission.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kansas City Southern

May 17, 2006	By:	/s/ Susan B. Wollenberg

Name: Susan B. Wollenberg
Title: Vice President Planning and Analysis (Interim Principal Accounting Officer)